UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934
_______________

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2679963
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Title of each class to	Name of each Exchange on which
Be so registered:	each class is to be registered:

Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. __

Securities Act registration file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This registration statement relates to the shares of common stock, no par value per share (“Common Stock”), of USA Technologies, Inc. (the “Company”). This registration statement is filed with the Securities and Exchange Commission (the “SEC”) in connection with the approval of the Company’s application to list its Common Stock on The NASDAQ Capital Market. The Company’s Common Stock is expected to commence trading on The NASDAQ Capital Market on March 19, 2007, under the trading symbol USAT.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock is incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 333-139883) filed with the SEC on January 9, 2007.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

USA TECHNOLOGIES, INC.

By: /s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer
Dated: March 15, 2007